Exhibit 23.2

THE LAW OFFICE OF CONRAD C. LYSIAK 601 West First Avenue, Suite 903 Spokane, Washington 99201 (509) 624-1475 FAX: (509) 747-1770 EMAIL: cclysiak@qwest.net

CONSENT

     I HEREBY CONSENT to the inclusion of my name in connection with the Form F-1/A-8 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Locate Technologies Inc.

DATED this 19th day of September, 2007.

Yours truly,

CONRAD C. LYSIAK
Conrad C. Lysiak